SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 23, 2010

  (Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.
  (Exact Name Of Registrant As Specified In Its Charter)

Nevada	1-33640	88-0326480
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY CONTINUED LISTING RULE

On June 23, 2010, American International Industries, Inc. (the “Company”) received a letter from NASDAQ that it was not in compliance with SEC Rule 10A-3(b)(1) and the NASDAQ listing rule relating to audit committee independence.  As a result of the Company’s receipt of the June 23, 2010 letter, under NASDAQ Rule 5810(b), the Company is required to make a public announcement disclosing receipt of the notification and the Rule(s) upon which the deficiency is based. Since 2003, Thomas J. Craft, Jr., a director and a member of the Company’s audit committee, has performed legal services for the Company beyond his responsibilities as a board member.  For these legal services, Mr. Craft was paid in shares of the Company’s common stock. Mr. Craft has resigned as a member of the audit committee but, under NASDAQ and SEC rules, he remains eligible and will continue to serve as a director and a member of the Company’s nominating and governance committees, as well as a member of its compensation committee.

The Company is actively seeking to appoint a new independent director who would qualify as a member of the audit committee.

Under NASDAQ rules, the Company has 45 days to submit a plan to regain compliance and if the plan is accepted, NASDAQ can grant the Company an exception of up to 180 days to evidence compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Daniel Dror, CEO, President and Chairman

By: /s/ Sherry L. Couturier, CFO

Date: June 29, 2010